Exhibit 10.29

FIFTH AMENDMENT TO

CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of March 30, 2011, and entered into by and among AFFIRMATIVE INSURANCE HOLDINGS, INC., a Delaware corporation (“Borrower”), the lenders listed on the signature pages hereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse, Cayman Islands Branch), as Administrative Agent (in such capacity, “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”), and for purposes of Section 7 hereof, the other Loan Parties listed on the signature pages hereto. Capitalized terms used but not defined herein having the meaning given them in the Credit Agreement, hereinafter defined.

Recitals

Whereas, the Borrower, the Lenders from time to time party thereto, the Agents and the other parties thereto have entered into that certain Credit Agreement dated as of January 31, 2007 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

Whereas, the Borrower has requested certain amendments and waivers to the Credit Agreement, pursuant to and in accordance with Section 9.08(b) of the Credit Agreement; and

Whereas, the Required Lenders and the Agents are willing to agree to the amendments and waivers requested by the Borrower, on the terms and conditions set forth in this Amendment;

Now Therefore, in consideration of the premises and the mutual agreements set forth herein, the Borrower, Required Lenders and Agents agree as follows:

1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of the Borrower set forth in this Amendment, the Credit Agreement is hereby amended as follows:

1.1. Amendment to Section 1.01.

(a) The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

““Fifth Amendment” shall mean that certain Fifth Amendment to Credit Agreement, dated as of March 30, 2011, by and among the Borrower, the Required Lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the other Loan Parties listed therein.”

““Fifth Amendment Effective Date” shall have the meaning set forth in Section 5 of the Fifth Amendment.”

““Maximum Cash Interest Amount” for any Interest Payment Date, shall mean the amount of interest that would have been payable under Section 2.06 on such Interest Payment Date assuming, solely for purposes of this definition, that the Applicable Margin then in effect was (y) with respect to the Loans that are Eurodollar Loans, 6.25% and (z) with respect to Loans that are ABR Loans, 5.25%.”

““Permitted Cash Balance” shall mean for the Fifth Amendment Effective Date and for each first fiscal quarter of any fiscal year, $12,000,000, for the second fiscal quarter of any fiscal year, $10,000,000, for the third fiscal quarter of any fiscal year, $10,000,000 and for the fourth fiscal quarter of any fiscal year, $12,000,000.

(b) The definition of “Applicable Margin” is hereby amended and restated in its entirety to read as follows:

““Applicable Margin” shall mean, (y) with respect to the Loans that are Eurodollar Loans, to the extent the Leverage Ratio is (A) greater than 2.3:1.00, 9.00%; (B) greater than 2.00:1.00, but less than or equal to 2.30:1.00, 7.50%, (C) greater than 1.80:1.00, but less than or equal to 2.00:1.00, 6.25%, (D) greater than 1.50:1.00, but less than or equal to 1.80:1.00, 6.00%, and (E) less than or equal to 1:50:1.00, 5.75%, and (z) with respect to Loans that are ABR Loans, to the extent the Leverage Ratio is (A) greater than 2.30:1.00, 8.00%; (B) greater than 2.00:1.00, but less than or equal to 2.30:1.00, 6.50%, (C) greater than 1.80:1.00, but less than or equal to 2.00:1.00, 5.25%, (D) greater than 1.50:1.00, but less than or equal to 1.80:1.00, 5.00%, and (E) less than or equal to 1:50:1.00, 4.75%.

(c) The definitions of “Asset Sale”, “Cash Flow”, “Consolidated EBITDA”, “Consolidated Interest Expense” and “Extraordinary Receipts” are each hereby amended by deleting all instances of the parenthetical “(other than Premium Finance Co.)” appearing therein.

(d) The definition of “Cash Flow” is hereby amended by deleting the words “and other than Premium Finance Co. and its Subsidiaries” in the first parenthetical thereof.

(e) The definition of “Change in Control” is hereby amended by deleting the following words in clause (e) thereof “the Subordinated Debt Documents, any Qualified Additional Subordinated Debt Documents, or any Approved Premium Finance Facility” and replacing the same with the following “the Subordinated Debt Documents or any Qualified Additional Subordinated Debt Documents”.

(f) The definition of “Consolidated Cash Interest Expenses” is hereby amended by:

(i) deleting the following words “senior secured Indebtedness and Subordinated Debt” and replacing the same with the following “senior secured Indebtedness, Subordinated Debt and Qualified Additional Subordinated Debt”;

(ii) deleting the word “and” at the end of clause (i) thereof; and

(iii) replacing the “.” at the end thereof with the following:

“, and (iii) any fees, costs or expenses incurred in connection with the Fifth Amendment.”

(g) The definitions of “Consolidated Interest Expense”, “Interest Coverage Ratio” and “Total Debt” are each hereby amended by deleting all instances of the parenthetical “(other than Premium Finance Co. and its Subsidiaries)” appearing therein.

(h) The definition of “Consolidated Net Income” is hereby amended by deleting the parenthetical “(other than Premium Finance Co. or any Subsidiary thereof)” therein.

(i) The definition of “Consolidated Tangible Net Worth” is hereby amended by deleting the following words “outstanding Subordinated Debt” and replacing the same with the following “outstanding Subordinated Debt and Qualified Additional Subordinated Debt”.

(j) The definition of “Leverage Ratio” is hereby amended by deleting the following words “Subordinated Debt” and replacing the same with the following “Subordinated Debt and Qualified Additional Subordinated Debt”.

(k) The definition of “Loss Ratio” is hereby amended and restated in its entirety to read as follows:

““Loss Ratio” means the ratio of loss and loss adjustment expense to earned premiums for the period of four (4) consecutive fiscal quarters most recently ended on or prior to the test date, taken as one accounting period except for the measurement dates of March 31, 2011, June 30, 2011 and September 30, 2011, which periods shall be measured from January 1, 2011. The Loss Ratio shall be measured on an accident year basis, which includes only the loss and loss adjustment expense in respect of losses that occur during the period being reported on.”

(l) The definition of “Premium Finance Co.” is hereby amended by:

(i) replacing the words “, (y) has entered into an Approved Premium Finance Facility or (z)” with “or (y)”; and

(ii) deleting the words “or the entering into of an Approved Premium Financing Facility,” appearing in the ninth and tenth line thereof.

(m) The definition of “Qualified Additional Subordinated Debt” is hereby amended by adding the following additional clause (xi): “and (xi) the Net Cash Proceeds of such Qualified Additional Subordinated Debt shall be invested in the Equity Interests of (or contributed via capital contribution to) the Regulated Insurance Subsidiaries in accordance with Section 6.04(a)(ii)”.

(n) The definition of “Subsidiary Guarantor” is hereby amended by deleting the phrase “shall include each other Subsidiary that is not an Excluded Foreign Subsidiary, a Regulated Insurance Subsidiary or a Premium Finance Co.” and replacing it with “shall include each other Subsidiary that is not an Excluded Foreign Subsidiary or a Regulated Insurance Subsidiary.”

(o) The following definitions are deleted in their entirety:

“Approved Premium Finance Facility”

“Premium Finance Capital and Dividend Provisions”

1.2. Amendment to Section 2.06. Section 2.06 of the Credit Agreement shall be amended by replacing the “.” at the end of the first sentence of clause (c) thereof with the following:

“and shall be payable in cash; provided, that on any Interest Payment Date, Borrower shall have the option, exercisable by written notice to Administrative Agent not less than three Business Days prior to the date such interest payment is due, to capitalize accrued interest in excess of the Maximum Cash Interest Amount to the then outstanding principal amount of the Term Loans (the “PIK Amount”) and in such event, the PIK Amount with respect to the Term Loans shall be deemed to have been paid with the proceeds of additional Term Loans, in an aggregate principal amount equal to the accrued interest payable to the Lenders. For the avoidance of doubt, the foregoing proviso shall be applicable solely to interest payable under this Section 2.06 and not to any interest payable under Section 2.07. For all purposes under this Agreement, all PIK Amounts capitalized under this paragraph shall be treated as the principal amount of Term Loans once so capitalized and allocated to the Lenders in accordance with their respective Term Loan Commitment.

1.3. Amendment to Section 2.13. Section 2.13 of the Credit Agreement shall be amended by:

(i) deleting the parenthetical “(other than any Premium Finance Co. and its Subsidiaries”) in clause (b) thereof;

(ii) deleting clause (e) thereof in its entirety and replacing it with the following:

“(e) (x) No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2010, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(g), in an aggregate principal amount equal to (a) the Required Prepayment Percentage of Excess Cash Flow for the fiscal year then ended, plus (b) 75% of any Distribution made by any Regulated Insurance Subsidiary to the Borrower or any Subsidiary (other than a Regulated Insurance Subsidiary) during the fiscal year then ended, less (c) an amount equal to the aggregate amount of all permanent repayments of the Loans (other than mandatory prepayments of Loans under Section 2.13 hereof) made by the Borrower and the Subsidiaries during such fiscal year, but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, less (d) an amount equal to the aggregate amount of all permanent repayments of the Loans made by the Borrower and the Subsidiaries with respect to such fiscal year pursuant to Section 2.13(e)(y), and (y) no later than the fifteenth day following the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2011, the Borrower shall (i) prepay outstanding Term Loans in accordance with Section 2.13(g) in an aggregate principal amount equal to the aggregate amount cash and Permitted Investments of the Borrower and its Subsidiaries (other than any Regulated Insurance Subsidiaries) as of the last day of such fiscal quarter (or, in the case of the first fiscal quarter of 2011, the Fifth Amendment Effective Date) minus the Permitted Cash Balance and (ii) on the date of any such prepayment, furnish to the Administrative Agent, who will deliver to each Lender, a certificate of the Financial Officer providing reasonably detailed support for the calculation of such prepayment amount.”; and

(iii) deleting the parenthetical “(other than Premium Finance Co. or its Subsidiaries)” in clause (f) thereof.

1.4. Amendment to Section 5.04(d). Section 5.04(d) of the Credit Agreement shall be amended by deleting such clause (iii) which provides “the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Premium Finance Co. (if any) from such consolidated financial statements.”

1.5. Amendment to Section 5.04(f). Section 5.04(f) of the Credit Agreement shall be amended by deleting such clause (f) and replacing it with the following:

“within 90 days after the end of each fiscal year of the Borrower, a detailed consolidated quarterly budget for the fiscal year following such fiscal year then ended (including a projected consolidated balance sheet, income statement and related statements of projected operations and cash flows as of the end of and for such following fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;”.

1.6. Amendment to Section 5.04. Section 5.04 of the Credit Agreement shall be amended by adding the following new clause (n):

“(n) within 10 days of delivery of financial statements under paragraph (a) or (b) above, management’s discussion and analysis of the important operational and financial developments during such fiscal year or fiscal quarter, as applicable, consistent with the Borrower’s historical practice”;

1.7. Amendment to Section 5.09. Section 5.09 of the Credit Agreement shall be amended by:

(i) replacing the first parenthetical in clause (c) thereof with the following new parenthetical:

“(other than an Excluded Foreign Subsidiary, any Regulated Insurance Subsidiary, any Qualified Insurance Holding Company or any TruPS Business Trust)”;

(ii) replacing the second parenthetical in clause (c) thereof with the following new parenthetical:

“(which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary or a Regulated Insurance Subsidiary or ceases to meet the requirement of being a Qualified Insurance Holding Company or a TruPS Business Trust at any time after the Closing Date)”; and

(iii) deleting each reference to “Premium Finance Co.” from clause (e) thereof.

1.8. Amendment to Article V. Article V of the Credit Agreement shall be amended by adding the following new Sections 5.14 and 5.15 at the end thereof:

“SECTION 5.14. Affirmative Premium Finance, Inc. The Borrower shall cause Affirmative Premium Finance, Inc. (and any other Premium Finance Co. as of the Fifth Amendment Effective Date that is not yet a Loan Party) to, within thirty (30) days after the Fifth Amendment Effective Date (or such extended period as agreed to by the Collateral Agent in its reasonable discretion), (i) become a party to the Guarantee and Collateral Agreement (and provide Guarantees of the Obligations in accordance with the terms therein) and the Intellectual Property Security Agreements (if applicable) and (ii) take all other actions required pursuant to Section 5.09(c) as if such entity shall have become a Subsidiary (and, for the avoidance of doubt, the Borrower shall not be required to comply with Section 5.09(c) with respect to Affirmative Premium Finance Inc. (or any other Premium Finance Co. as of the Fifth Amendment Effective Date that is not yet a Loan Party) until such date).”

“SECTION 5.15. Lender Meetings. Within 10 days of delivery of financial statements under Sections 5.04(a) or (b), Borrower will promptly conduct a meeting (which shall be telephonic) of the Administrative Agent, the Lenders and the Borrower to discuss the most recently reported financial results, the financial condition of Borrower and its Subsidiaries and a comparison of actual results against the current consolidated budget. The Financial Officer and such other officers of the Loan Parties as may be reasonably requested to attend by the Administrative Agent or the Required Lenders (to the extent such request or requests is made within a reasonable time prior to the scheduled date of such meeting) shall be available for such meeting.”

1.9. Amendment to Section 6.01. Section 6.01 of the Credit Agreement shall be amended by:

(i) deleting clause (e) thereof in its entirety and replacing it with the following:

“(e) (i) Indebtedness of the Borrower and the Subsidiary Guarantors under the Subordinated Debt and (ii) Indebtedness of the Borrower and the Subsidiary Guarantors under the Qualified Additional Subordinated Debt, in the case of clause (ii), not to exceed a principal amount equal to $30,000,000;”;

(ii) deleting clause (i) thereof in its entirety and replacing it with the following:

“(i) [RESERVED];”;

(iii) deleting clause (j) thereof in its entirety and replacing it with the following:

“(j) [RESERVED];”

1.10. Amendment to Section 6.02. Section 6.02 of the Credit Agreement shall be amended by deleting clause (m) thereof in its entirety and replacing it with the following:

“(m) [RESERVED];”

1.11. Amendment to Section 6.04. Section 6.04 of the Credit Agreement shall be amended by:

(i) deleting clause (a)(i)(A) in its entirety and replacing it with the following:

“(A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to the limitation referred to in Sections 5.09(c), (d) and (e) in the case of any Excluded Foreign Subsidiary or Regulated Insurance Subsidiary),”;

(ii) deleting the parenthetical “(and, in respect of a Premium Finance Co. that were not made in accordance with the Premium Finance Capital and Dividend Provisions)” in clause (a)(i)(B)(x) thereof in its entirety;

(iii) deleting the parenthetical in clause (a)(i)(B)(y) thereof in its entirety; and

(iv) deleting the parenthetical in clause (a)(i)(C) thereof in its entirety.

1.12. Amendment to Section 6.06(a). Section 6.06(a) of the Credit Agreement shall be amended by replacing the ratio of “1.5 to 1.0” in clause (iii)(B) thereof with the following ratio: “1.0 to 1.0”.

1.13. Amendment to Section 6.06(b)(ii). Section 6.06(b)(ii) of the Credit Agreement shall be amended by:

(i) deleting each parenthetical in clause (C) thereof in its entirety; and

(ii) deleting clause (G) thereof in its entirety.

1.14. Amendment to Section 6.09(a). Section 6.09(a) of the Credit Agreement shall be amended by replacing the words “any Approved Premium Financing,” thereof with “or”.

1.15. Amendment to Section 6.09(b). Section 6.09(b) of the Credit Agreement shall be amended by:

(i) adding the word “and” after clause (i)(B) thereof; and

(ii) deleting the words “payments by Premium Finance Co. of any Approved Premium Financing made in accordance with the terms of such Approved Premium Financing or any payments in respect of Indebtedness owed to any Loan Party to the extent the proceeds of such loans or advances were used in connection with financing premium financing by such Premium Finance Co. (including payment of related fees and expenses) and (D)” in clause (i) thereof.

1.16. Amendment to Section 6.11. Section 6.11 of the Credit Agreement shall be amended by deleting such Section in its entirety and replacing it with the following:

SECTION 6.11. Interest Coverage Ratio. Permit the Interest Coverage Ratio during any period set forth below to be less than the ratio set forth opposite such period below:

Four Fiscal Quarters Ended	Ratio

December 31, 2010	2.90:1.00
March 31, 2011	2.75:1.00
June 30, 2011	2.85:1.00
September 30, 2011	3.00:1.00
December 31, 2011	3.00:1.00
March 31, 2012	3.00:1.00
June 30, 2012	3.00:1.00
September 30, 2012	3.00:1.00
December 31, 2012	3.00:1.00
March 31, 2013	3.00:1.00
June 30, 2013	3.00:1.00
September 30, 2013	3.00:1.00
December 31, 2013	3.00:1.00

1.17. Amendment to Section 6.12. Section 6.12 of the Credit Agreement shall be amended by deleting such Section in its entirety and replacing it with the following:

SECTION 6.12. Leverage Ratio. Permit the Leverage Ratio during any period set forth below to be greater than the ratio set forth opposite such period below:

Four Fiscal Quarters Ended	Ratio

December 31, 2010	2.45:1.00
March 31, 2011	2.55:1.00
June 30, 2011	2.50:1.00
September 30, 2011	2.35:1.00
December 31, 2011	2.25:1.00
March 31, 2012	2.25:1.00
June 30, 2012	2.25:1.00
September 30, 2012	2.25:1.00
December 31, 2012	2.25:1.00
March 31, 2013	2.25:1.00
June 30, 2013	2.25:1.00
September 30, 2013	2.25:1.00
December 31, 2013	2.25:1.00

1.18. Amendment to Section 6.13. Section 6.13 of the Credit Agreement shall be amended by deleting such Section in its entirety and replacing it with the following:

SECTION 6.13. Minimum Risk-Based Capital Ratio. The Borrower will not permit the Risk-Based Capital Ratio for any Regulated Insurance Subsidiary determined on an individual basis calculated as of the last day of any fiscal year to be less than the ratio set forth opposite such fiscal year below:

Fiscal Year Ended	Ratio

December 31, 2010	200%
December 31, 2011	235%
December 31, 2012	250%
December 31, 2013	250%

; provided that if any such Person fails to maintain such Risk-Based Capital Ratio as of the last day of any fiscal year, the Borrower shall nevertheless be deemed to be in compliance with this Section 6.13, and no Default or Event of Default shall exist, so long as (i) the Combined Risk-Based Capital Ratio for all Regulated Insurance Subsidiaries as of the last day of such fiscal year is at least 275% and (ii) the Risk-Based Capital Ratio of each Regulated Insurance Subsidiary determined on an individual basis as of the last day of such fiscal year is at least 200%.

1.19. Amendment to Section 6.14. Section 6.14 of the Credit Agreement shall be amended by deleting such Section in its entirety and replacing it with the following:

SECTION 6.14. Loss Ratio. Borrower shall not permit the Loss Ratio of the Regulated Insurance Subsidiaries, on a consolidated basis, calculated as of the date set forth below, to be greater than the percentage set forth opposite such date below.

Test Date	Ratio

December 31, 2010	95%
March 31, 2011	85%
June 30, 2011	84%
September 30, 2011	83%
December 31, 2011	82%
March 31, 2012	81%
June 30, 2012	80%
September 30, 2012	80%
December 31, 2012	80%
March 31, 2013	80%
June 30, 2013	80%
September 30, 2013	80%
December 31, 2013	80%

1.20. Amendment to Article VII. Article VII of the Credit Agreement shall be amended by deleting all instances of the words “any Approved Premium Finance Facility” appearing therein.

1.21. Amendment to Article VII. Article VII of the Credit Agreement shall be amended by adding the following paragraph after the existing language set forth therein:

“Notwithstanding anything to the contrary contained in Article VII, for purposes of determining whether an Event of Default has occurred under any financial covenant set forth in Sections 6.11, 6.12, 6.13 and 6.14, any equity contribution (in the form of common equity) made to the Borrower after the last day of any fiscal quarter and on or prior to the day that is 15 days after the day on which financial statements are required to be delivered for that fiscal quarter will, at the request of the Borrower, be included in the calculation of Cash Flow, Total Adjusted Capital and earned premiums solely for the purposes of determining compliance with such financial covenants at the end of such fiscal quarter and any subsequent period that includes such fiscal quarter (any such equity contribution, a “Specified Equity Contribution”); provided that (a) the Borrower shall not be permitted to so request that a Specified Equity Contribution be included in the calculation of Cash Flow, Total Adjusted Capital and/or earned premiums with respect to any fiscal quarter on any more than two total occasions, (b) no more than $5,000,000 Specified Equity Contributions will be made in the aggregate, (c) the amount of any Specified Equity Contribution and the use of proceeds therefrom will be no greater than the amount required to cause Borrower to be in compliance with such financial covenants, and (d) all Specified Equity Contributions and the use of proceeds therefrom will be disregarded for all other purposes under the Loan Documents (including calculating Cash Flow for purposes of determining basket levels, Applicable Margin, Adjusted Cash Flow, Excess Cash Flow and other items governed by reference to Cash Flow and (e) the proceeds of all Specified Equity Contributions will be applied to prepay the Term Loans. To the extent that the proceeds of the Specified Equity Contribution are used to repay Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating any financial covenant set forth in Section 6.11, 6.12, 6.13 or 6.14 for the Relevant Four Fiscal Quarter Period. For purposes of this paragraph, the term “Relevant Four Fiscal Quarter Period” shall mean, with respect to any requested Specified Equity Contribution, the four fiscal quarter period ending on (and including) the fiscal quarter in which Cash Flow, Total Adjusted Capital and/or earned premiums will be increased as a result of such Specified Equity Contribution.”

2. WAIVER. Pursuant to Section 9.08(b) of the Credit Agreement, and solely for the period prior to the Fifth Amendment Effective Date, the Required Lenders hereby waive any Defaults and Events of Default arising as a result of Borrower’s failure to comply with Sections 6.13 and 6.14 (including, without limitation, any breach of representations and warranties regarding the existence of a Default or Event of Default as a result thereof) (the “Designated Defaults”).

3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Required Lenders and the Agents to enter into this Amendment, the Borrower represents and warrants to each Lender and the Agents that the following statements are true, correct and complete:

3.1. Power and Authority. Each of the Loan Parties has all requisite corporate or limited liability company power and authority to enter into this Amendment and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Credit Agreement.

3.2. Corporate Action. The execution and delivery of this Amendment and the performance of the obligations of each of the Loan Parties under or in respect of the Credit Agreement as amended hereby have been duly authorized by all necessary corporate or limited liability company action on the part of each of the Loan Parties.

3.3. No Conflict or Violation or Required Consent or Approval. The execution and delivery of this Amendment and the performance of the obligations of each of the Loan Parties under or in respect of the Credit Agreement as amended hereby do not and will not conflict with or violate (a) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party or any of its Subsidiaries, (b) any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of its Subsidiaries, (c) any order of any Governmental Authority or arbitrator binding on any Loan Party or any of its Subsidiaries, or (d) any indenture, agreement or instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries, or any property of any of them, is bound (except where such violation could not reasonably be expected to have a Material Adverse Effect), and do not and will not require any consent or approval of any Person (other than any approval or consent obtained and is in full force and effect or approvals or consents the failure to obtain could not reasonably be expected to have a Material Adverse Effect or which are not material to the consummation of the transaction contemplated hereby).

3.4. Execution, Delivery and Enforceability. This Amendment has been duly executed and delivered by each Loan Party which is a party hereto and is the legal, valid and binding obligation of such Loan Party, enforceable in accordance with their terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally, and general principles of equity. The Agents’ Liens in all Collateral continue to be valid, binding and enforceable Liens which secure the Borrower Obligations to the extent valid, binding and enforceable on the Closing Date, except as enforceability may be affected by applicable bankruptcy, insolvency and similar proceedings affecting the rights of creditors generally, and general principles of equity.

3.5. No Default or Event of Default. After giving effect to this Amendment, no event has occurred and is continuing or will result from the execution and delivery of this Amendment that would constitute a Default or an Event of Default.

3.6. No Material Adverse Effect. No event, change or condition has occurred since December 31, 2009 that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

3.7. Representations and Warranties. Each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

4. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment, and the consents and approvals contained herein, shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agents (by hand delivery, mail, telecopy or other electronic transmission) by each Loan Party and each Required Lender and only if and when each of the following conditions is satisfied or waived:

4.1. No Default or Event of Default; Accuracy of Representations and Warranties. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default (other than the Designated Defaults) shall exist and each of the representations and warranties made by the Loan Parties herein and in or pursuant to the Credit Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date).

4.2. Delivery of Documents. The Agents shall have received such additional documents as the Agents may reasonably request in connection with this Amendment.

4.3. Fees. The Administrative Agent shall have received (a) on behalf of each of the Required Lenders which executed this Amendment and submits to the Administrative Agent a signature page hereto on or prior to 5:00 p.m. (New York City time) on March 30, 2011, an amendment fee equal to 0.25% of the outstanding principal amount of Loans held by it as of such date and (b) for its own account, such fees as have been separately agreed in writing between the Administrative Agent and the Borrower.

5. EFFECTIVE DATE. This Amendment shall become effective (the “Fifth Amendment Effective Date”) on the date of the satisfaction or waiver of the conditions set forth in Section 4 of this Amendment, but in any event not prior to (i) with respect to Section 2, March 31, 2011 and (ii) with respect to all other Sections of this Amendment, April 1, 2011.

6. EFFECT OF AMENDMENT; RATIFICATION. This Amendment is a Loan Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement and other Loan Documents shall mean the Credit Agreement as amended hereby. Except as expressly amended hereby or waived herein, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.

7. MISCELLANEOUS. Each of the Loan Parties confirms that as amended hereby, each of the Loan Documents to which it is a party is in full force and effect, and that as of the date hereof, none of the Loan Parties has any defenses, setoffs or counterclaims to its Obligations.

8. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

9. NO WAIVER. The execution, delivery and effectiveness of this Amendment does not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.

10. COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document or any waiver thereof.

11. CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy or other electronic transmission), all of which taken together shall constitute but one and the same instrument.

[signatures follow; remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Fifth Amendment to Credit Agreement as of the date set forth above.

AFFIRMATIVE INSURANCE HOLDINGS, INC., as Borrower

By:	/s/ Michael J. McClure
Name: Michael J. McClure
Title: EVP & CFO

LOAN PARTIES:
AFFIRMATIVE INSURANCE HOLDINGS, INC.
AFFIRMATIVE MANAGEMENT SERVICES, INC. AFFIRMATIVE PROPERTY HOLDINGS, INC.
AFFIRMATIVE SERVICES, INC.
AFFIRMATIVE INSURANCE GROUP, INC.
AFFIRMATIVE UNDERWRITING SERVICES, INC.
A-AFFORDABLE INSURANCE AGENCY, INC.
AFFIRMATIVE INSURANCE SERVICES, INC. (f/k/a AFFIRMATIVE INSURANCE SERVICES OF TEXAS, INC.)
DRIVER’S CHOICE INSURANCE SERVICES, LLC INSUREONE INDEPENDENT INSURANCE AGENCY, LLC
USAGENCIES, L.L.C.
LIFCO, L.L.C.
USAGENCIES MANAGEMENT SERVICES, INC.
AFFIRMATIVE RETAIL, INC. AFFIRMATIVE PREMIUM FINANCE HOLDINGS, INC.

By:	/s/ Michael J. McClure
Name:	Michael J. McClure
Title:	EVP & CFO

Signature Page to Fifth Amendment to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and as Collateral Agent

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Director

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate

Signature Page to Fifth Amendment to Credit Agreement

The Lender acknowledges and agrees that this signature page shall be fully valid and binding upon the Lender upon its execution and delivery by the Lender to the Administrative Agent and may not thereafter be revoked, terminated or cancelled by the Lender.

[LENDER] as Required Lender

By:
Name:
Title:

Signature Page to Fifth Amendment to Credit Agreement